Exhibit 99.1

Kohl’s and Investor Group Reach Agreement

•	Margaret Jenkins, Thomas Kingsbury and Former lululemon athletica CEO Christine Day to join Kohl’s Board as independent directors

•	New directors bring strong retail, apparel and leadership expertise to support transformational strategy and continued momentum

•	Board expands existing share repurchase authorization to $2 billion

MENOMONEE FALLS, Wis. – April 14, 2021 – Kohl’s Corporation (NYSE: KSS) (“Kohl’s” or the “Company”) today announced that it has entered into a settlement agreement with Macellum Advisors GP, LLC, Ancora Holdings, Inc., Legion Partners Asset Management, LLC, and 4010 Capital, LLC (collectively, the “Investor Group”), which collectively own 9.3% of Kohl’s outstanding common stock, including options.

As part of the agreement, two new independent directors nominated by the Investor Group, Margaret Jenkins and Thomas Kingsbury, will join the Kohl’s Board of Directors (the “Board”), as of the close of the 2021 Annual Meeting of Shareholders. An additional independent director identified by Kohl’s, and agreed to by the Investor Group, Christine Day, will join the Board at the same time.

“We are pleased to further strengthen our Board with the addition of Christine, Margaret and Tom as part of our continued refreshment process” said Kohl’s Chairman Frank Sica. “Today’s agreement reflects our Board’s ongoing dialogue with our shareholders and our commitment to maximizing long-term value for all stakeholders. We welcome the new directors and look forward to their perspectives as we continue to execute Kohl’s growth strategy.”

Kohl’s CEO Michelle Gass said, “I look forward to working with our newly expanded Board to further advance our transformative strategy and deliver results for shareholders. Amidst ongoing industry disruption and evolving consumer trends, we are uniquely positioned to build on our momentum and accelerate growth and profitability.”

The Investor Group stated: “These new directors are all proven leaders in retail who will add valuable expertise to the Board. We are pleased to have been able to reach this constructive resolution with the Company, and we are confident these changes will help further our shared goal of creating long-term value for shareholders. We are excited for the future at Kohl’s.”

Additionally, the Company announced that it received notice from Steve Burd that he will retire from the Board at the end of August 2021, and from Frank Sica that he will retire from the Board next year in connection with the Company’s 2022 Annual Meeting of Shareholders.

Also, as part of the agreement:

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The Board’s existing ad hoc finance committee will become a standing Finance Committee of the Board, which Thomas Kingsbury will join. The purpose of the Committee will include assisting the Board on its oversight of capital allocation decisions made by the Company.

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The Board expanded its existing share repurchase authorization to $2 billion. Similar to past practices, the authorization may be utilized to repurchase shares at the Company’s discretion, subject to market conditions and other factors.

The Investor Group will not be submitting WHITE Proxy Cards for tabulation for the 2021 Annual Meeting of Shareholders and encourages stockholders to submit a BLUE proxy card in support of the Board’s recommendations on each proposal. All votes previously submitted on WHITE proxy cards (whether with respect to withdrawn directors or other agenda matters) will be disregarded in entirety.

The Investor Group has also agreed to abide by certain customary standstill provisions until 30 days prior to the close of the nomination window for the Company’s 2022 Annual Meeting of Shareholders.

The complete agreement will be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) as an exhibit to the Current Report on Form 8-K.

About the New Directors

Christine Day brings extensive expertise in retail, including experience in athleisure. Ms. Day is co-founder and the Executive Chairman of The House of LR&C, a new concept in retail with a focus on fashion and sustainability and doing good, and currently serves on the board of directors of Performance Kitchen. From 2008 to 2013, Ms. Day served as the CEO of lululemon athletica, where she was a key driver in the company’s significant growth in sales from less than $300 million to $1.5 billion and grew stores from less than 100 to 250. Prior to lululemon she spent more than 20 years at the Starbucks Corporation, in a variety of leadership positions including most recently as President of the Asia Pacific Group.

Margaret Jenkins has extensive background in retail and consumer marketing management and advertising. Ms. Jenkins has served as a director for clothing retailer Citi Trends Inc. as well as for PVH Corp., an international apparel manufacturer and retailer. She has also served as Chief Marketing Officer of restaurant corporations Denny’s Corporation and El Pollo Loco. Ms. Jenkins also held several management positions with Taco Bell Corp. and PepsiCo International Foodservice. Ms. Jenkins is Chair of the Board of Directors of Prisma Health – Upstate, one of the largest healthcare providers in the Southeast.

Thomas A. Kingsbury brings more than 40 years of experience in the retail industry. Mr. Kingsbury serves as an independent director at Big Lots, Inc, BJ’S Wholesale Club Holdings, Inc., and at Tractor Supply Co. Most recently, he served as the President and CEO of Burlington Stores, Inc. from 2008 until his retirement in September 2019. Mr. Kingsbury also served as a member of the board of directors of Burlington Stores from 2008 until February 2020, including as Chairman from May 2014 to September 2019 and as Executive Chairman from September 2019 to February 2020. Prior to Burlington Stores, Kingsbury held various leadership positions at retail companies including Kohl’s and The May Department Stores Company.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “strategy,” “preliminary,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to execute on and realize the benefits of our strategic plan, market conditions beyond our control, including the ongoing and evolving impact of the COVID-19 pandemic, that may negatively impact our stock price vis-à-vis industry analyst expectations and the risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelman.com